Exhibit 99.1

Unicycive Therapeutics Announces Full Year 2025 Financial Results and Provides Business Update

-	Oxylanthanum carbonate (OLC) New Drug Application (NDA) resubmission under review by U.S. Food and Drug Administration (FDA) with a Prescription Drug User Fee Act (PDUFA) target action date of June 29, 2026

-	Commercial readiness activities ongoing in anticipation of potential commercial launch of OLC in 3Q26

-	As of March 30, 2026 unaudited cash, cash equivalents, and marketable securities totaled $54.9 million, with expected runway into 2027

LOS ALTOS, Calif., March 30, 2026 -- Unicycive Therapeutics, Inc. (Nasdaq: UNCY), a clinical-stage biotechnology company developing therapies for patients with kidney disease, today announced its financial results for the full year ended December 31, 2025, and provided a business update.

“This year is shaping up to be pivotal for Unicycive, underscored by the U.S. Food and Drug Administration’s acceptance of our New Drug Application resubmission for OLC and the potential for approval and launch later this year,” said Shalabh Gupta, M.D., Chief Executive Officer of Unicycive. “With hyperphosphatemia still uncontrolled in nearly 75% of U.S. patients with chronic kidney disease undergoing dialysis, OLC, if approved, has the potential to offer a meaningful new treatment option characterized by a differentiated clinical profile and reduced pill burden compared to currently available phosphate binders.”

Key Highlights & Upcoming Milestones

●	In January 2026, the Company announced the FDA has accepted the resubmission of its NDA for OLC, an investigational oral phosphate binder for the treatment of hyperphosphatemia in patients with CKD on dialysis. The FDA set a PDUFA target action date of June 29, 2026. The NDA is supported by data from three clinical studies (a Phase 1 study in healthy volunteers, a bioequivalence study in healthy volunteers and a tolerability study in patients with CKD on dialysis), multiple preclinical studies and chemistry, manufacturing and controls (CMC) data. The FDA did not raise any concerns regarding the preclinical, clinical or safety data for OLC included in the original NDA submission. The resubmission in December 2025 was based on the progress made by the third-party manufacturing vendor responsible for the drug product (Drug Product).

●	As part of Unicycive’s continued preparation to support a potential launch of OLC later this year, the Company is continuing to strengthen its commercial infrastructure and advance market readiness initiatives.

Financial Results for the Year Ended December 31, 2025

Research and Development (R&D) expenses were $9.1 million for the year ended December 31, 2025, compared to $20.0 million for the same period in 2024. The decrease in research and development expenses was primarily due to a decrease in drug development as well as clinical trial costs.

General and Administrative (G&A) expenses were $20.4 million for the year ended December 31, 2025, compared to $12.1 million for the same period in 2024. The increase was primarily due to an increase in consulting, professional services, and commercial launch preparation costs.

Other income was $3.0 million for the year ended December 31, 2025 compared to Other expense of $4.6 million in the same period in 2024 due primarily to a decrease in the fair value of the Company’s warrant liability.

Net loss attributable to common stockholders for the year ended December 31, 2025 was $26.6 million, or $1.67 per share of common stock, compared to a net loss attributable to common stockholders of $37.8 million, or $5.65 per share of common stock for the same period in 2024. The decreased net loss for the year ended December 31, 2025, was attributable primarily to the decrease in drug development and clinical trial costs.

As of March 30, 2026 unaudited cash, cash equivalents, and marketable securities totaled $54.9 million. The Company believes that it has sufficient resources to fund planned operations into 2027.

About Unicycive Therapeutics

Unicycive Therapeutics is a biotechnology company developing novel treatments for kidney diseases. Unicycive’s lead investigational treatment is oxylanthanum carbonate, a novel phosphate binding agent currently under review by the U.S. Food and Drug Administration (FDA) for the treatment of hyperphosphatemia in patients with chronic kidney disease who are on dialysis. Unicycive’s second investigational treatment UNI-494 is intended for the treatment of conditions related to acute kidney injury. It has been granted orphan drug designation (ODD) by the FDA for the prevention of Delayed Graft Function (DGF) in kidney transplant patients and has completed a Phase 1 dose-ranging safety study in healthy volunteers. For more information, please visit Unicycive.com and follow us on LinkedIn and X.

Forward-looking statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend” or other similar terms or expressions that concern Unicycive’s expectations, strategy, plans or intentions. These forward-looking statements are based on Unicycive’s current expectations and actual results could differ materially. There are several factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; our dependence on third parties for manufacturing; risks related to business interruptions, which could seriously harm our financial condition and increase our costs and expenses; dependence on key personnel; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; market acceptance of our products; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Unicycive’s Annual Report on Form 10-K for the year ended December 31, 2025, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Unicycive specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contacts:

Kevin Gardner
LifeSci Advisors
kgardner@lifesciadvisors.com

Media Contact:

Layne Litsinger

Real Chemistry

llitsinger@realchemistry.com

SOURCE: Unicycive Therapeutics, Inc.

Unicycive Therapeutics, Inc.

Balance Sheets

(in thousands, except for share and per share amounts)

	As of	As of
	December 31,	December 31,
	2024	2025
Assets
Current assets:
Cash	$26,142	$29,198
Prepaid expenses and other current assets	4,806	7,692
Marketable securities	-	12,071
Total current assets	30,948	48,961
Right of use asset, net	645	108
Property and equipment, net	75	66
Total assets	$31,668	$49,135

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,058	$383
Accrued liabilities	3,562	1,523
Warrant liability	18,936	16,915
Operating lease liability - current	564	117
Total current liabilities	24,120	18,938
Operating lease liability - long term	117	-
Total liabilities	24,237	18,938
Commitments and contingencies
Stockholders’ equity:
Series A-2 Prime preferred stock, $0.001 par value per share - 21,388.01 Series A-2 Prime shares authorized at December 31, 2024, and December 31, 2025; 6,150.21 and 2,265 Series A-2 Prime shares issued and outstanding at December 31, 2024, and December 31, 2025, respectively	-	-
Series B-2 preferred stock, $0.001 par value per share - 50,000 Series B-2 shares authorized at December 31, 2024, and December 31, 2025; 3,000 and zero Series B-2 shares issued and outstanding at December 31, 2024, and December 31, 2025, respectively	-	-
Preferred stock, $0.001 par value per share- 10,000,000 shares authorized at December 31, 2024, and December 30, 2025; zero shares issued and outstanding at December 31, 2024, and December 31, 2025	-	-
Common stock, $0.001 par value per share - 400,000,000 shares authorized at December 31, 2024, and December 31, 2025; 11,384,236 and 22,114,245 shares issued and outstanding at December 31, 2024, and December 31, 2025, respectively	11	22
Accumulated other comprehensive loss	-	(1)
Additional paid-in capital	108,690	158,001
Accumulated deficit	(101,270)	(127,825)
Total stockholders’ equity	7,431	30,197
Total liabilities and stockholders’ equity	$31,668	$49,135

Unicycive Therapeutics, Inc.

Statements of Operations

(in thousands, except for share and per share amounts)

	Year Ended	Year Ended
	December 31,	December 31,
	2024	2025

Operating expenses:
Research and development	$20,014	$9,121
General and administrative	12,103	20,396
Total operating expenses	32,117	29,517
Loss from operations	(32,117)	(29,517)
Other income (expenses):
Interest income	1,261	1,012
Interest expense	(71)	(71)
Change in fair value of warrant liability	(5,802)	2,021
Total other income (expenses)	(4,612)	2,962
Net loss	(36,729)	(26,555)
Other comprehensive loss:
Unrealized loss on marketable securities, net	-	(1)
Net comprehensive loss	$(36,729)	$(26,556)

Dividend to Series B-1 preferred stockholders	(1,095)	-
Net loss attributable to common stockholders	$(37,824)	$(26,555)
Net loss per share attributable to common stockholders, basic and diluted	$(5.65)	$(1.67)
Weighted-average shares outstanding used in computing net loss per share, basic and diluted	6,698,513	15,886,876

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